CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-193069) of Heritage-Crystal Clean, Inc. of our report dated October 3, 2014 relating to the carve-out combined financial statements of FCC Environmental LLC (Consolidated) and International Petroleum Corp. of Delaware (together the “FCC Environmental Business”), which appears in the Current Report on Form 8‑K/A of Heritage-Crystal Clean, Inc. dated October 16, 2014.

/s/ PricewaterhouseCoopers Auditores, S.L.
Madrid, Spain
December 2, 2014